                                                             EXHIBIT 99.B(d)(49)

                       INVESTMENT SUB-ADVISORY AGREEMENT
                      SEI INSTITUTIONAL INVESTMENTS TRUST

       AGREEMENT made this 1st day of July 2003, between SEI Investments Management Corporation, (the "Adviser") and McKinley Capital Management, Inc. (the "Sub-Adviser").

       WHEREAS, SEI Institutional Investments Trust, a Massachusetts business trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

       WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated June 14, 1996, (the "Advisory Agreement") with the Trust, pursuant to which the Adviser acts as investment adviser to the series of the Trust set forth on Schedule A attached hereto (the "Fund"), as such Schedule may be amended by mutual agreement of the parties hereto; and

       WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Fund, and the Sub-Adviser is willing to render such investment advisory services.

       NOW, THEREFORE, the parties hereto agree as follows:

1. DUTIES OF THE SUB-ADVISER. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of the Fund entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Fund's investment objectives, policies and restrictions as stated in a Fund's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

       (a) The Sub-Adviser shall, in consultation with and subject to the direction of the Adviser, determine from time to time what Assets will be purchased, retained or sold by the Fund, and what portion of the Assets will be invested or held uninvested in cash.

       (b) In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein) and the Prospectus and with the written instructions and directions of the Adviser and of the Board of Trustees of the Trust delivered to the Sub-Adviser and will conform to and comply with the applicable requirements of the 1940 Act, Subchapter M of the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

       (c) The Sub-Adviser shall determine the Assets to be purchased or sold by the Fund as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Fund's Prospectus delivered to the Sub-Adviser or as the Board of Trustees or the Adviser may in writing direct from time to time, in conformity with federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). Consistent with the policies of the Trust, as disclosed in the Prospectus, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a Fund transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including the Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter) and to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Fund's Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC"), the Investment Advisers Act of 1940, as amended, and the 1940 Act, and the rules and regulations thereunder.

              On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and/or a lower brokerage commission, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such clients.

       (d) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs
              (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule
              31a-1 under the 1940 Act. The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

              The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information within the possession or control of the Sub-Adviser relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder or any exemptive or other relief that the Adviser or the Trust obtains from the SEC). The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

       (e) The Sub-Adviser shall provide the Fund's custodian on each business day with information relating to all transactions concerning the Fund's Assets and shall provide the Adviser with such information upon request of the Adviser.

       (f) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust. In addition, nothing in this agreement will in any way restrict the Sub-Adviser, its officers, directors or employees from trading in securities for its or their own accounts as permitted by the 1940 Act and the Sub-Adviser's Code of Ethics, provided that the Sub-Adviser's Code of Ethics materially complies with the then current Code of Ethics recommendations of the Investment Company Institute.

       (g) The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

       (h)    (i)    Except under the circumstances set forth in subsection
              (ii), the Sub-Adviser shall not be responsible for reviewing proxy solicitation materials or voting and handling proxies in relation to the securities held as Assets in the Fund. The Sub-Adviser shall instruct the custodian and other parties providing services to the Fund to promptly forward misdirected proxies to the Adviser.

       (ii) The Sub-Adviser hereby agrees that upon 60 days' written notice from the Adviser, the Sub-Adviser shall assume responsibility for reviewing proxy solicitation materials and voting proxies in relation to the securities held as Assets in the Fund. As of the time as the Sub-Adviser shall assume such responsibilities with respect to proxies under this sub-section (ii), the Adviser shall instruct the custodian and other parties providing services to the Fund to promptly forward misdirected proxies to the Sub-Adviser.

(i) In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to the Fund or a sub-adviser to a portfolio that is under common control with the Fund concerning the Assets, except as permitted by the policies and procedures of the Fund. The Sub-Adviser shall not provide investment advice to any assets of the Fund other than the Assets.

       Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's directors, officers or employees.

2. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust's Declaration of Trust (as defined herein), the Prospectus, the written instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, Subchapter M of the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:

       (a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

       (b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, herein called the "By-Laws");

       (c)    the Prospectus of the Fund;

       (d) any order issued by the SEC or other regulatory authority applicable to the Trust, the Fund or the Adviser; and

       (e) any other written instructions, directions or policies of the Adviser or the Trust's Board of Trustees applicable to the Sub-Adviser's duties hereunder.

              The Adviser will promptly furnish to the Sub-Adviser any and all amendments or other changes to the documents specified in this
              Section 3, and the Sub-Adviser shall not be charged with complying with any such document or amendment not so delivered to the Sub-Adviser, unless the Sub-Adviser reasonably should have known the terms of such document or amendment.

4. COMPENSATION TO THE SUB-ADVISER; EXPENSES. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule B which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets under the Sub-Adviser's management and will be paid to the Sub-Adviser monthly. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

       The Sub-Adviser shall be responsible for its own expenses in performing its duties hereunder but shall not be responsible for the expenses of the Trust or the Fund. Without limiting the generality of the foregoing, the Sub-Adviser shall not be responsible for brokerage commissions, transfer taxes or fees or custody fees of the Fund.

5. INDEMNIFICATION. The Sub-Adviser shall indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-Adviser's obligations under this Agreement; provided, however, that the Sub-Adviser's obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

       The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) howsoever arising from or in connection with the performance of the Adviser's obligations under this Agreement; provided, however, that the Adviser's obligation under this Paragraph 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

6. DURATION AND TERMINATION. This Agreement shall become effective upon approval by the Trust's Board of Trustees and its execution by the parties hereto. Pursuant to the exemptive relief obtained in the SEC Order dated April 29, 1996, Investment Company Act Release No. 21921, approval of the Agreement by a majority of the outstanding voting securities of the Fund is not required, and the Sub-Adviser acknowledges that it and any other sub-adviser so selected and approved shall be without the protection (if any) accorded by shareholder approval of an investment adviser's receipt of compensation under Section 36(b) of the 1940 Act.

       This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund:
       (a) by the Fund at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund; (b) by the Adviser at any time, without the payment of any penalty, on no more than 60 days' nor less than 30 days' written notice to the Sub-Adviser; or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Paragraph 6, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

8. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

9. NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party:

       To the Adviser at:                 SEI Investments Management Corporation
                                          One Freedom Valley Road
                                          Oaks, PA 19456
                                          Attention: Legal Department

       To the Sub-Adviser at:             McKinley Capital Management, Inc.
                                          3301 C Street, 5th Floor
                                          Anchorage, Alaska 99503
                                          Attention: President

10. NON-HIRE/NON-SOLICITATION. The Sub-Adviser hereby agrees that so long as the Sub-Adviser provides services to the Adviser or the Trust and for a period of one year following the date on which the Sub-Adviser ceases to provide services to the Adviser and the Trust, the Sub-Adviser shall not for any reason, directly or indirectly, on the Sub-Adviser's own behalf or on behalf of others, hire any person employed by the Adviser, whether or not such person is a full-time employee or whether or not any person's employment is pursuant to a written agreement or is at-will, without the prior written agreement of the Adviser. The Sub-Adviser further agrees that, to the extent that the Sub-Adviser breaches the covenant described in this paragraph, the Adviser shall be entitled to pursue all appropriate remedies in law or equity.

11.    NONCOMPETE PROVISIONS.

       (a)    The Sub-Adviser hereby agrees that, the Sub-Adviser will:

              (i) waive enforcement of any noncompete agreement or other agreement or arrangement to which it is currently a party that restricts, limits, or otherwise interferes with the ability of the Adviser to employ or engage any person or entity to provide investment advisory or other services and will transmit to any person or entity notice of such waiver as may be required to give effect to this provision; and

              (ii) will not become a party to any noncompete agreement or other agreement or arrangement that restricts, limits or otherwise interferes with the ability of the Adviser to employ or engage any person or entity to provide investment advisory or other services.

       (b) Notwithstanding any termination of this Agreement, the Sub-Adviser's obligations under this Paragraph 11 shall survive.

12. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

       In the event the terms of this Agreement are applicable to more than one portfolio of the Trust (for purposes of this Section 12, each a "Fund"), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 6 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

13.    MISCELLANEOUS.

       (a) A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding personally upon any of the Trustees, officers or shareholders of the Fund or the Trust.

       (b) Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

SEI INVESTMENTS MANAGEMENT CORPORATION       MCKINLEY CAPITAL MANAGEMENT, INC.

By:                                          By:

/s/ Todd Cipperman                           /s/ Diane Wilke
--------------------------------------       -----------------------------------

Name:                                        Name:

Todd Cipperman                               Diane Wilke
--------------------------------------       -----------------------------------

Title:                                       Title:

Senior Vice President                        Vice President
--------------------------------------       -----------------------------------

                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                    BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                      AND
                       MCKINLEY CAPITAL MANAGEMENT, INC.

                               AS OF JULY 1, 2003


                      SEI INSTITUTIONAL INVESTMENTS TRUST

                           International Equity Fund

                                   SCHEDULE B
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                    BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                      AND
                       MCKINLEY CAPITAL MANAGEMENT, INC.

                               AS OF JULY 1, 2003

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

       SEI INSTITUTIONAL INVESTMENTS TRUST

              International Equity Fund


Agreed and Accepted:


SEI INVESTMENTS MANAGEMENT CORPORATION       MCKINLEY CAPITAL MANAGEMENT, INC.

By:                                          By:

/s/ Todd Cipperman                           /s/ Diane Wilke
--------------------------------------       -----------------------------------

Name:                                        Name:

Todd Cipperman                               Diane Wilke
--------------------------------------       -----------------------------------

Title:                                       Title:

Senior Vice President                        Vice President
--------------------------------------       -----------------------------------